UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

REGENXBIO Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37553	47-1851754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9804 Medical Center Drive
Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 240 552-8181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 16, 2024, the board of directors (the “Board” of REGENXBIO Inc. (the “Company”) appointed Mitchell Chan as Executive Vice President, Chief Financial Officer and Principal Accounting Officer, effective immediately. Mr. Chan, 43, brings to REGENXBIO nearly two decades of financial leadership experience at healthcare companies. Most recently, he served as Operating Partner at Catalio Capital Management, an investment firm focused on innovative biotechnology companies, where he served as acting CFO of several portfolio companies and advised on the firm’s investments. From 2018 to 2021, Mr. Chan was Chief Financial Officer of Viela Bio, Inc. (“Viela”), where he oversaw a successful initial public offering and its $3 billion acquisition by Horizon Therapeutics. Prior to Viela, Mr. Chan held various financial and investor relations leadership roles at AstraZeneca and Genentech-Roche, among other companies. He has served on the board of directors of Avalo Therapeutics since 2021. Mr. Chan holds an M.S. in Medical Biophysics, an M.B.A, and a B.S. in Biochemistry from the University of Toronto.

On September 16, 2024, the Company and Mr. Chan entered into an employment agreement (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Chan initially will be entitled to a base salary of $490,000 and annual bonus target will be established at a minimum level of 40% of his base salary, which for the 2024 fiscal year will be prorated from September 16, 2024. In addition, on September 16, 2024 Mr. Chan was granted stock options and restricted stock units with an aggregate grant date fair value of $3,000,000, of which approximately 75% will consist of stock options and approximately 25% will consist of restricted stock units. The Employment Agreement also provides for certain severance benefits in the event Mr. Chan is terminated without cause or by reason of death or disability, or if he is terminated or resigns for good reason following a change of control.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to the Form of Employment Agreement for Executive Vice Presidents, the form of which were previously filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-k (File No. 001-37553) filed with the SEC on February 27, 2024. The Company will also enter into its standard form of indemnification agreement for executive officers with Mr. Chan, the form of which were previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333- 206430) filed with the SEC on August 17, 2015.

There are no arrangements or understanding between Mr. Chan and any other persons or entities with respect to his appointment and no family relationships between Mr. Chan and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Chan has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Departure of Chief Financial Officer

The Company also announced that the Board accepted the resignation of Vittal Vasista from his position as Executive Vice President, Chief Financial Officer and Principal Accounting Officer, effective as of September 16, 2024, following more than 15 years with the Company. On September 16, 2024, the Company and Mr. Vasista entered into a Consulting Agreement, for services that he will provide as an advisor to the Company to assist the Chief Executive Officer until January 3, 2025. On September 16, 2024, the Company and Mr. Vasista entered into a Separation Agreement (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Vasista will receive a separation allowance of $500,018 to be paid in three equal installments ending September 16, 2025. Mr. Vasista will be eligible to receive up to 75% of his targeted bonus payment for the fiscal year ending December 31, 2024, pending a determination of corporate and individual goal achievement. In addition, the Company and Mr. Vasista agreed that his outstanding stock options and restricted stock units will continue to vest during his service as an advisor, after which any unvested stock options and restricted stock units will be forfeited. Following the conclusion of his service as an advisor to the Company, Mr. Vasista’s stock options will remain exercisable for three months. The Company also will reimburse Mr. Vasista’s reasonable legal fees in connection with entering into the Separation Agreement and provide the COBRA coverage for Mr. Vasista and his family members through September 30, 2025. The Separation Agreement also contains a release by Mr. Vasista of any claims against the Company arising from or relating to his employment and customary confidentiality, non-disparagement and cooperation covenants. The Consulting Agreement and Separation Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Item 7.01 Regulation FD Disclosure.

On September 17, 2024, the Company issued a press release announcing the transition of the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 17, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date:	September 17, 2024	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II Executive Vice President, Chief Legal Officer